UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2020

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, the Board of Directors of Energy Services of America Corporation (the “Company”) appointed Daniel J. Mannes, CFA to the Company’s Board effective immediately. The Board of Directors of the Company will not appoint Mr. Mannes to any committees of the Company at this time. In connection with his appointment as director, no material plan, contract or arrangement between Mr. Mannes and the Company was entered into nor was any grant or award made under any such plan, contract or arrangement. Mr. Mannes is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Mr. Mannes has held the position of Vice President of Investor Relations at Covanta Holding Corporation, Morristown, NJ, since 2016. Previously, Mr. Mannes had held various corporate finance positions since 1996.

Mr. Mannes, a Chartered Financial Analyst (CFA), earned a Master of Business Administration (MBA) degree with a concentration in finance from the University of Maryland, Baltimore, Maryland, in 2004. Previously, Mr. Mannes earned a Bachelor of Science in Business Administration (BSBA) degree majoring in accounting/finance from Washington University, St. Louis, Missouri, in 1996.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: October 27, 2020	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer